Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Phil Cooper	Jim Buckley
Executive Vice President, Chief Financial Officer

Executive Vice President

Charles River Associates Incorporated	Sharon Merrill Associates, Inc.
617-425-3700	617-542-5300

CHARLES RIVER ASSOCIATES REPORTS THIRD-QUARTER

FISCAL 2004 FINANCIAL RESULTS

Company Achieves Revenue and Net Income Growth of More Than 50 Percent
Through Robust Organic Growth, Strong Utilization, and the InteCap Acquisition

BOSTON, September 30, 2004 — Charles River Associates Incorporated (Nasdaq: CRAI), an internationally known leader in providing economic, financial, and management consulting services, today reported financial results for the third quarter of fiscal 2004, ended September 3, 2004.

Revenue increased 50.2 percent to $74.2 million from $49.4 million for the third quarter of fiscal 2003.  Net income for the third quarter of fiscal 2004 increased 58.0 percent to $5.4 million, or $0.52 per diluted share, from $3.4 million, or $0.34 per diluted share, in the third quarter of fiscal 2003.  Weighted average diluted shares outstanding used to calculate earnings per share for the third quarter of fiscal 2004 were 10.4 million versus 10.0 million a year ago.

Revenue for the first three quarters of fiscal 2004 was $158.4 million, a 27.3 percent increase from $124.4 million in the same period a year earlier.  Net income for the first three quarters of fiscal 2004 was $12.0 million, a 42.0 percent increase from $8.4 million in the first three quarters of fiscal 2003.  Earnings per diluted share were $1.13 in the first three quarters of fiscal 2004 compared with $0.88 in the first three quarters of fiscal 2003.  Weighted average diluted shares outstanding used to calculate earnings per share in the first three quarters of fiscal 2004 were 10.6 million, versus 9.6 million in the first three quarters of fiscal 2003.

Comments on the Third Quarter

According to James C. Burrows, CRA’s president and CEO, “We achieved robust organic growth this quarter, driven by sustained strength in utilization rates and considerable growth in a number of key practice areas, particularly Finance and Energy & Environment.  In addition, our results include the first full quarter of revenue from InteCap, a premier intellectual property and commercial damages consulting firm we acquired, effective May 1.  InteCap performed ahead of expectations in the quarter as we continued with the smooth integration of its consulting staff and corporate offices.”

“Consistent with the prior quarter, we achieved a utilization rate of 81 percent in the third quarter, despite the seasonal decline we typically encounter during the summer period,” said Burrows.  “This level of utilization, along with our continued success in managing expenses, enabled us to improve our operating margin to 15.4 percent, from 12.2 percent in the third quarter of fiscal 2003.”  Third-quarter operating income grew 89.1 percent to $11.4 million in the third quarter of fiscal 2004 from $6.0 million a year earlier.  Burrows continued, “Our third-quarter results are even more impressive in light of an increase in our effective tax rate because of operating losses in some of our foreign subsidiaries.”

Outlook

“We anticipate that global, economic and legal trends will continue to stimulate demand for CRA’s broad range of specialized consulting expertise and elite staff of professionals,” said Burrows. “As a result of these trends and our third-quarter performance and momentum, we are raising our full-year fiscal 2004 guidance.  We now expect full-year fiscal 2004 revenue growth will be in the range of 30-35 percent, up from our previous guidance of 25-30 percent.  Our new expectation reflects a forecast of continued strength in both our CRA legacy practices and InteCap, as well as an anticipated full-year utilization rate of 78-80 percent, up from our prior guidance of 76-78 percent.  We are increasing our expectation for growth in our annual income from operations to 40-50 percent, and we anticipate that annual earnings per diluted share will increase 30-35 percent, up from our previous EPS guidance of 20-25 percent growth.”

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Conference Call Webcast Information

CRA will host a conference call this morning at 11:00 a.m. ET to discuss its third-quarter fiscal 2004 financial results.  To listen to a live webcast of the conference call, please visit the Investor Relations section of CRA’s website, www.crai.com.  A replay of the call also will be available on the Company’s website.

About CRA

Founded in 1965, Charles River Associates is an economics, finance, and business consulting firm that works with businesses, law firms, accounting firms, and governments in providing a wide range of services.  CRA combines its expertise in economic and financial analysis, litigation and regulation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management.  In addition to its corporate headquarters in Boston and international offices in Brussels, Dubai, London, Melbourne, Mexico City, Toronto, and Wellington, CRA also has U.S. offices in Chicago, College Station, Houston, New York, Oakland, Pasadena, Philadelphia, Salt Lake City, Silicon Valley and Washington, D.C.

Statements in this press release concerning the future business, operating results, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, risks associated with acquisitions, risks inherent in international operations, NeuCo’s performance, management of new offices, dependence on growth of the Company’s business consulting practice, the ability of the Company to integrate successfully new consultants into its practice, intense competition, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA’s consolidated statements of income and consolidated balance sheets are attached.

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CHARLES RIVER ASSOCIATES INCORPORATED

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Sixteen Weeks Ended	Sixteen Weeks Ended	Forty Weeks Ended	Forty Weeks Ended
	September 3,	September 5,	September 3,	September 5,
	2004	2003	2004	2003

Revenues	$74,205	$49,410	$158,400	$124,440
Costs of services	45,569	30,029	94,114	76,988
Gross profit	28,636	19,381	64,286	47,452

Selling, general and administrative	17,216	13,342	41,187	32,952
Income from operations	11,420	6,039	23,099	14,500

Interest and other income (expense), net	(717)	(85)	(470)	102
Income before provision for income taxes and minority interest	10,703	5,954	22,629	14,602
Provision for income taxes	(5,507)	(2,542)	(10,635)	(6,131)
Income before minority interest	5,196	3,412	11,994	8,471
Minority interest	177	(11)	(20)	(41)
Net income	$5,373	$3,401	$11,974	$8,430

Net income per share:
Basic	$0.54	$0.36	$1.19	$0.92
Diluted	$0.52	$0.34	$1.13	$0.88

Weighted average number of shares outstanding:
Basic	9,909	9,478	10,072	9,201
Diluted	10,352	10,010	10,564	9,561

CHARLES RIVER ASSOCIATES INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 3,	November 29,
	2004	2003

Assets
Cash, cash equivalents and short-term investments	$60,012	$60,529
Accounts receivable and unbilled, net	70,453	49,494
Other current assets	8,120	8,662
Total current assets	138,585	118,685

Property and equipment, net	16,896	12,703
Goodwill and intangible assets, net	97,070	25,907
Long-term investments	3,281	5,154
Other assets	4,620	1,767
Total assets	$260,452	$164,216

Liabilities and stockholders’ equity
Current liabilities	$46,900	$39,733
Long-term liabilities	101,203	6,452
Total liabilities	148,103	46,185

Total stockholders’ equity	112,349	118,031
Total liabilities and stockholders’ equity	$260,452	$164,216